UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 22, 2005

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In a series of meetings beginning on February 2, 2005 and ending on March 22, 2005, the Compensation Committee of the Board of Directors of Oscient Pharmaceuticals Corporation (the “Company”) determined compensation for Steven M. Rauscher and Stephen Cohen, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, based on 2004 company and individual performance goals identified at the beginning of the fiscal year. The Committee also reviewed and considered market and other data to ensure that executive officer compensation remains competitive. Based on performance factors and relevant data, the Compensation Committee approved 2004 incentive bonus payments, 2005 base salaries and bonus targets and annual option grants for Messrs. Rauscher and Cohen. Compensation terms for Messrs. Rauscher and Cohen approved by the Committee are listed on Exhibit 10.1, which is incorporated herein by reference.

The Compensation Committee also approved 2005 performance goals for the Company’s executive officers upon which the payment of bonuses for 2005 will be based. The bonus target for each executive officer is stated as a percentage of the employee’s base salary and represents the bonus that will be paid to such executive if all performance goals are met. The goals include both financial and non-financial measures. The financial measures include sales and net loss targets and year-end cash balance amounts. Non-financial measures include commercialization and operating objectives relating to FACTIVE, as well as clinical development and corporate development objectives.

In addition to Messrs. Rauscher and Cohen, the Company’s executive officers include Dominick Colangelo, Senior Vice President, Corporate Development and Operations and Antonius Bunt, M.D., Senior Vice President, Clinical Development and Medical Affairs. Compensation arrangements with Mr. Colangelo and Dr. Bunt are described in the Company’s current report on Form 8-K/A filed on January 7, 2005 and Annual Report on Form 10-K filed on March 16, 2005. Additional information regarding compensation of executive officers will be included in the Company’s proxy statement to be filed in connection with its Annual Meeting of Shareholders to be held on May 25, 2005.

On March 22, 2005, the Board of Directors of the Company voted to provide for the payment of annual cash retainers in the amount of $20,000 for the Chairman of the Board and $5,000 for each member of the Nominating and Corporate Governance Committee, in each case as recommended by the Compensation Committee. Such payments are in addition to the compensation received for service as a director of the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.1	Compensation Information for the Company’s Chief Executive Officer and Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Stephen Cohen
Name: Stephen Cohen
Title: Senior Vice President and Chief Financial Officer

Date: March 28, 2005